UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2015 (April 10, 2015)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, Capstone Turbine Corporation (the “Company”) announced that Edward I. Reich, the Executive Vice President and Chief Financial Officer of the Company, would be leaving the Company to pursue other opportunities, effective immediately. Mr. Reich will continue to serve the Company in a consulting capacity until May 10, 2016. On April 11, 2015, Mr. Reich and the Company entered into a General Release and Separation Agreement (the “Separation Agreement”), which provides for, among other things, severance payments to Mr. Reich equal to 12 months of Mr. Reich’s salary immediately prior to the termination of his employment, payable in accordance with the Company’s regular payroll practices. The Separation Agreement also includes a general release of the Company and its affiliates by Mr. Reich.

On April 10, 2015, effective immediately, Jayme L. Brooks, the Vice President of Finance and Chief Accounting Officer of the Company, was promoted to Chief Financial Officer in addition to her role as Chief Accounting Officer of the Company. Ms. Brooks has served as the Company’s Vice President of Finance and Chief Accounting Officer since November 2008. She served as Vice President of Financial Planning and Analysis of the Company from February 2008 to November 2008. She also served as Interim Chief Accounting Officer from October 2008 to November 2008. She joined the Company in September 2005 and served as Director of Financial Reporting from September 2005 until February 2008. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

In connection with her appointment, the Company’s Compensation Committee increased Ms. Brook’s annual salary from $225,000 to $247,500. Ms. Brooks is also eligible for a target bonus of 45% of her base salary at the discretion of the Compensation Committee if certain performance goals are achieved. In addition, Ms. Brooks will receive a stock option grant to purchase 107,700 shares of the Company’s common stock pursuant to the Company’s 2000 Equity Incentive Plan with an exercise price of $0.64, the closing market price of the Company’s common stock on April 13, 2015. The options expire in ten years with 25% vesting on the first anniversary of the grant date and the remaining options vesting pro-rata each month over the next 36 months. Ms. Brooks also received a grant of 40,000 restricted stock units that vest in increments of 25% on each anniversary of the grant date.

On April 10, 2015, the Company issued a press release regarding the foregoing changes in organizational structure. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit 99	Press release of Capstone Turbine Corporation dated April 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: April 16, 2015	By:	/s/ Darren R. Jamison
Darren R. Jamison
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99	Press release of Capstone Turbine Corporation dated April 10, 2015.